Exhibit 4.4

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Amended and Restated Shareholders Agreement (this “Agreement”) is made and entered into as of November 19, 2019 by and among:

1.	Genetron Holdings Limited (泛生子基因(控股)有限公司), an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.	Genetron Health (Hong Kong) Company Limited (泛生子基因(香港)有限公司), a company organized and existing under the laws of Hong Kong (the “HK Co.”);

3.

Genetron (Tianjin) Co., Ltd. (天津泛生子有限公司), a wholly foreign-owned enterprise organized and existing under the laws of the People’s Republic of China (the “PRC”, for the purpose of this Agreement only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) (the “WFOE”);

4.	Genetron Health (Beijing) Co., Ltd. (北京泛生子基因科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “PRC Affiliate”);

5.	Each of the persons as set forth in Schedule 1-1 attached hereto (the “Founders” and each, a “Founder”);

6.	The entity as set forth in Schedule 1-2 attached hereto (the “BVI Company”);

7.	Each of the entities as set forth in Schedule 2 attached hereto (the “Other Ordinary Shareholders” and each, an “Other Ordinary Shareholder”); and

8.	Each of the entities as set forth in Schedule 3 attached hereto (the “Investors”, and each an “Investor”).

The Company, the HK Co., the WFOE, the PRC Affiliate, and the subsidiaries and branches (if any) of each of the foregoing are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. The WFOE, and the PRC Affiliate are referred to collectively herein as the “PRC Companies”, and each a “PRC Company”.

Each of the foregoing Parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. The Company and the Investors (other than the Series C-2 Investor and Series D Investors), amongst others, have entered into a Shareholders Agreement dated July 2, 2019 (the “Prior Shareholders Agreement”).

B. The Group Companies, the BVI Company, the Founders, the Series C-2 Investor, and other parties thereto have entered into a Series C-2 Preferred Shares Purchase Agreement dated October 1, 2019 (the “Series C-2 Purchase Agreement”), under which the Series C-2 Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Series C-2 Investor, up to 15,205,000 Series C-2 Preferred Shares of the Company.

C. The Group Companies, the BVI Company, the Founders, Series D Investors, Emerging Technology Partners LLC and other parties thereto have entered into a Series D Shares Purchase Agreement dated November 19, 2019 (the “Series D Purchase Agreement”, together with the Series C-2 Purchase Agreement, “Purchase Agreements”), under which the Series D Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series D Investors and the Additional Investor, up to 40,977,100 Series D Preferred Shares of the Company.

D. The parties to the Prior Shareholders Agreement desire to amend and restate the Prior Shareholders Agreement in its entirety pursuant to the terms set forth in this Agreement, and the parties to the Prior Shareholders Agreement have agreed that the Prior Shareholders Agreement shall be of no further force and effect and further that the rights granted to the Parties hereto under this Agreement shall supersede the rights granted to such parties under the Prior Shareholders Agreement.

E. The Purchase Agreements provide that the execution and delivery of this Agreement by the Parties shall be a condition precedent to the consummation of the transactions contemplated under the each of Purchase Agreements.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. GENERAL MATTERS.

1.1. Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Annex A attached to this Agreement. The use of any term defined in Annex A in its un-capitalized form indicates that the words have their normal and general meaning.

1.2. Pledge. The Company, the Founders and the BVI Company shall cause all Parties to this Agreement, other than the Investors and Other Ordinary Shareholders, to perform their obligations under this Agreement.

2. INFORMATION RIGHTS; BOARD REPRESENTATION.

2.1. Information and Inspection Rights.

(a) Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, the Group Companies shall deliver to each holder of the Preferred Shares:

(i) audited annual consolidated financial statements of the Group Companies, within one hundred and twenty (120) days after the end of each fiscal year, prepared in conformance with the International Financial Reporting Standards prepared by the International Accounting Standards Board, as amended from time to time(the “Accounting Standard”), and audited by a Big Four accounting firm (namely Deloitte Touche Tohmatsu, Ernst & Young, KPMG, and PricewaterhouseCoopers);

(ii) unaudited semi-annual consolidated financial statements of the Group Companies, within thirty (30) days after the end of half of the year, prepared in conformance with the Accounting Standard;

(iii) an annual business plan, capital expenditure and operations budget of the Group Companies for the following fiscal year, approved by the Board of Directors;

(iv) unaudited quarterly consolidated financial statements of the Group Companies, within thirty (30) days after the end of each quarter, prepared in conformance with the Accounting Standard;

(v) unaudited monthly management financials and operating metrics of the Group Companies upon the written request by any holder of Preferred Shares ; and

(vi) upon the written request by any holder of Preferred Shares, such other information as such holder of Preferred Shares shall reasonably request from time to time, including without limitation, resolutions, decisions, and minutes of any meeting of the Board of Directors and records of discussion thereof (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to such holder of Preferred Shares pursuant to this Section 2.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the Accounting Standard. If any financial statement to be provided to such holder of Preferred Shares pursuant to this Section 2.1(a) is not provided within respective term and is not corrected within ten (10) days after any holder of Preferred Shares’ written notice, such holder of Preferred Shares shall be entitled to, or request any Group Company to, appoint a qualified accounting firm to prepare such financial statement for such Group Company, at such Group Company’s expenses. Each of the Founders covenants, and shall procure any Group Company to covenant, to provide all the materials and/or information required by such accounting firm.

(b) Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, each holder of Preferred Shares shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, (ii) the right to discuss the business, operations, conditions, finances and accounts of the Group Companies with their respective directors, officers, employees, accountants, legal counsels and investment banks, (iii) the right to obtain or be informed the important materials and/or information about the operation or management of the Group Companies held and maintained by the Board (the “Inspection Rights”).

2.2. Board of Directors.

(a) The Restated Articles shall provide that the board of the directors of the Company (the “Board” or the “Board of Directors”) shall consist of five (5) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. Effective from the date hereof,

(i) VIVO (so long as it continues to hold no less than 5% of all the Ordinary Shares of the Company (calculated on a fully-diluted and an as-converted basis)) shall be entitled to appoint and remove one (1) director (the “VIVO Director”), which individual shall initially be Liu Weidong;

(ii) Tianjin Kangyue (so long as it continues to hold no less than 5% of all the Ordinary Shares of the Company (calculated on a fully-diluted and an as-converted basis)) shall be entitled to appoint and remove one (1) director (together with VIVO Director, the “Investor Directors”), which individual shall initially be Wu Xia; and

(iii) The Founders collectively (so long as any of them continues to hold any Shares in the Company directly or indirectly) shall be entitled to appoint and remove three (3) directors, which individuals shall initially be He Weiwu, Yan Hai, and Wang Sizhen.

(b) Each Director shall have one (1) voting right on all matters that are presented to the Board for approval. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than three (3) directors (including the Majority Investor Directors). The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof. “Majority Investor Directors” shall mean at least fifty percent (50%) of Investor Directors; for avoidance of doubt, when there is one Investor Director, “Majority Investor Director” shall mean such Investor Director.

(c) Notwithstanding the foregoing, each of SUPERPOWER INVESTMENTS LTD., AVI, VIVO and GIANT shall be entitled to appoint and remove one (1) observer (the “Observers” and each an “Observer”) so long as they each continue to hold no less than 1% of all the Ordinary Shares of the Company (calculated on a fully-diluted and an as-converted basis). The Observers shall be entitled to attend all meetings of the Board, all meetings of any committee of the Board in a non-voting capacity, and in this respect, the Company shall give such Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors. In the event that an Observer cannot or elects not to attend any of the foregoing meetings, such Observer may, with the prior consent of the Company, by a written instrument appoint an alternate to attend such meeting(s).

(d) Upon the request of VIVO and/or Tianjin Kangyue who are entitled to appoint directors to the Company, the board of directors of each of the Group Companies shall mirror in substance that of the Company (including the directors appointed by VIVO and Tianjin Kangyue). In the event that the board of directors of certain Group Company mirrors in substance that of the Company, SUPERPOWER INVESTMENTS LTD., AVI, VIVO and/or GIANT shall be entitled to appoint the same number of observers to such Group Company as they are entitled to appoint to the Company.

3. RIGHT OF PARTICIPATION.

3.1. General. Any holder of Preferred Shares, and its assignees, to whom the rights under this Section 3 have been duly assigned in accordance with Section 9 (hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2. Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is equal to the product obtained by multiplying (x) the aggregate number of the New Securities to be issued by the Company by (y) a fraction, the numerator of which is the number of Ordinary Shares of the Company (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder and the denominator of which is the total number of Ordinary Shares held by all Participation Rights Holders who have elected to exercise the Right of Participation (calculated on a fully-diluted and as-converted basis) immediately prior to the issuance of New Securities giving rise to the Right of Participation. For the purpose of this Agreement, “fully-diluted” means, with respect to the capitalization of the Company, all warrants, options and convertible securities of the Company are taken into account and assumed to be exercised.

3.3. New Securities. “New Securities” shall mean, collectively, equity securities of the Company, whether or not currently authorized, as well as any Preferred Shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a) any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans duly approved by the Board (including the affirmative votes of Majority Investor Directors) in accordance with this Agreement and Restated Articles (the “ESOP”);

(b) any Preferred Shares issued under the Purchase Agreements (including the Additional Purchased Shares as defined under the Series D Purchase Agreement), as such agreements may be amended from time to time, and any Ordinary Shares issued pursuant to the conversion of any Preferred Shares;

(c) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization duly approved in accordance with this Agreement and Restated Articles in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, as duly approved by the Board (including the affirmative votes of Majority Investor Directors); and,

(e) any securities issued pursuant to a Qualified IPO or for the adjustment pursuant to Article 39 (e) of the Restated Articles.

3.4. Procedures.

(a) Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have thirty (30) days from the date of receipt of any such Participation Notice (the “Participation Period”) to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share) (the “Purchase Notice”). If any Participation Rights Holder fails to so agree in writing within Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b) Each Participating Rights Holder who exercised their Right of Participation (the “Right Participant”) shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within five (5) days following the receipt of the Purchase Notice from the Participating Rights Holder.

3.5. Oversubscription. If any Participating Rights Holder fails or declines to exercise fully its Rights of Participation in accordance with Section 3.4, the Company shall promptly give a written notice (the “Second Participation Notice”) within five (5) days from the end of Participation Period to the Right Participants who agreed to exercise their Right of Participation in full in accordance with Section 3.4 (the “Oversubscribing Right Participant”). Each Oversubscribing Right Participant shall have fifteen (15) days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company in written form of its desire to purchase the New Securities in excess of its Pro Rata Share, stating the number of the additional New Securities it proposes to purchase. If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the Oversubscribing Right Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the lesser of (a) the number of the additional Shares it proposes to purchase, or (b) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and an as-converted basis) held by each Oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and an as-converted basis) held by all the Oversubscribing Rights Participants. The Company shall so notify the Right Participants within five (5) days from the end of the Second Participation Period. Notwithstanding anything to the contrary contained herein, the transaction in connection with the New Securities purchased by the Participation Rights Holder pursuant to this Section 3 shall be consummated within sixty-five (65) days following the receipt of the Purchase Notice from the Right Participants in respect of the desire to purchase such New Securities.

3.6. Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participating Rights Holder exercise the Right of Participation within Participation Period, the Company shall have one hundred and twenty (120) days thereafter to complete the sale of the New Securities described in the Participation Notice (with respect to which the Right of Participation and oversubscription right hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice, provided that the prospective purchaser of such New Securities shall comply with this Agreement and Restated Articles, as maybe amended from time to time, to the fullest extent or otherwise approved by the Participation Rights Holders. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

4. TRANSFER RESTRICTIONS.

4.1. Restriction on Transfers. Except for transfers by a holder of Ordinary Shares to its Permitted Transferees as provided in Section 4.4, none of the holders of Ordinary Shares (excluding Tianjin Yuanjufu, Easy Benefit Investment Limited and their respectively permitted assignees to whom its rights have been duly assigned in accordance with this Agreement) or their Permitted Transferees shall, without the written approval of the Board (including the affirmative votes of both Investor Directors), sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities held by it (“Restricted Shares”) to any person (the “Transfer”), on or prior to a Qualified IPO. Any attempt by a Party to transfer any Restricted Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Shares without the written approval of the Board (including the affirmative votes of both Investor Directors).

4.2. Right of First Refusal to Transfer of Restricted Shares. Subject to Section 4.4 of this Agreement, if any Ordinary Shareholder (excluding Tianjin Yuanjufu, Easy Benefit Investment Limited and their respectively permitted assignees to whom its rights have been duly assigned in accordance with this Agreement) (the “Selling Shareholder”) proposes to Transfer any Restricted Shares held by it to any person (other than the Permitted Transferee as defined in Section 4.4), then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Shareholder (the “ROFR Holders”) and the Company prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The ROFR Holders shall have an option for a period of thirty (30) days from receipt of the Transfer Notice (the “ROFR Holder’s First Refusal Period”) to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice. The ROFR Holders may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such thirty (30) days period as to the number of shares that it wishes to purchase. Each ROFR Holder will have the right, exercisable upon written notice (the “ROFR Holder’s First Refusal Notice”) to the Selling Shareholder and the Company within the ROFR Holder’s First Refusal Period of its election to exercise its right of first refusal hereunder. The ROFR Holder’s First Refusal Notice shall set forth the number of Offered Shares that such ROFR Holder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such ROFR Holder. Such right of first refusal shall be exercised as follows:

(a) First Refusal Allotment. Each ROFR Holder shall have the right to purchase up to that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such ROFR Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all ROFR Holders at the time of the transaction who have elected to participate in the right of first refusal purchase. A ROFR Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the ROFR Holder’s First Refusal Period. To the extent that any ROFR Holder does not exercise its right of first refusal in connection with any or all of its First Refusal Allotment, the Selling Shareholder and the exercising ROFR Holders that intend to purchase the Offered Shares in excess of its First Refusal Allotment (the “Over-subscription ROFR Holders”) shall, at the Over-subscription ROFR Holders’ sole discretion, within five (5) days after the end of the ROFR Holder’s First Refusal Period, make such adjustment to the First Refusal Allotment of each Over-subscription ROFR Holder so that any remaining Offered Shares may be allocated to the Over-subscription ROFR Holders on a pro rata basis.

(b) Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the ROFR Holders exercising their right of first refusal will be the price set forth in the Transfer Notice. The transaction in connection with the Offered Shares purchased by the ROFR Holders shall be consummated within fifteen (15) days following the date of the ROFR Holder’s First Refusal Notice by wire transfer or check as directed by the Selling Shareholder.

(c) Expiration Notice. Within five (5) days after the expiration of the ROFR Holder’s First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the ROFR Holders specifying either (i) that all of the Offered Shares were subscribed by the ROFR Holders exercising their rights of first refusal, or (ii) that the ROFR Holders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right of the holders of the Preferred Shares described in the Section 4.3 below provided that such Selling Shareholder shall be any BVI Company or Founder.

(d) Rights of a Selling Shareholder. If any ROFR Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the ROFR Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such ROFR Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such ROFR Holder.

4.3. Co-Sale Right. In the event that any BVI Company or Founder (the “Co-Sale Selling Shareholder”) proposes to Transfer any Restricted Shares directly or indirectly held by it to any third party (other than the existing Shareholders of the Company) and the ROFR Holders have not exercised their right of first refusal with respect to any of the Offered Shares (the “Co-Sale Holders”), then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.2 above shall be subject to co-sale rights under this Section 4.3 and each Co-Sale Holder shall have the right, exercisable upon written notice to the Co-Sale Selling Shareholder and the Company (the “Co-Sale Notice”) within fifteen(15) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares (on both an absolute and as-converted to Ordinary Shares basis) that such Co-Sale Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent one or more of the Co-Sale Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Restricted Shares that such Co-Sale Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each Co-Sale Holder may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Holder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Holders who elect to exercise their co-sale rights (if any Co-Sale Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Co-Sale Selling Shareholder (“Co-Sale Pro Rata Portion”); provided that, without prejudice to the provisions in Section 7.2, in the event that any Founder or any BVI Company proposes to sell or transfer any Restricted Shares directly or indirectly held by it to any third party (other than the existing shareholders of the Company) and such sale or transfer will result in the change of the ultimate controller(s) and/or controlling shareholder(s) of the Company, the denominator of the fraction in the Co-Sale Pro Rata Portion shall be the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Holders who elect to exercise their co-sale rights (if any Co-Sale Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced); for the avoidance of doubt, it being understood that Preferred Shareholders shall be entitled to sell or transfer, with priority to any other shareholders, all or any portion of its shares to any third party on the same terms and conditions under such circumstance.

(b) Transferred Shares. Each Co-Sale Holder shall effect its participation in the sale by promptly delivering to the Co-Sale Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Shares which such Co-Sale Holder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to Co-Sale Holder. The share certificate or certificates that the Co-Sale Holder delivers to the Co-Sale Selling Shareholder pursuant to Section 4.3(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Co-Sale Selling Shareholder shall concurrently therewith remit to such Co-Sale Holder that portion of the sale proceeds to which such Co-Sale Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Holder exercising its co-sale right hereunder, the Co-Sale Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, the Co-Sale Selling Shareholder shall purchase such shares or other securities from such Co-Sale Holder.

(d) Right to Transfer. To the extent the ROFR Holders do not elect to purchase, or the Co-Sale Holders do not to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Preferred Shareholder of the Transfer Notice, conclude a Transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the ROFR Holders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any prospective purchaser of such shares shall comply with this Agreement and Restated Articles, as maybe amended from time to time, to the fullest extent. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the ROFR Holders and the co-sale right of the Co-Sale Holders (in the event that the proposed Transfer is made by any Co-Sale Selling Shareholder) and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2 and 4.3 of this Agreement (in the event that the proposed Transfer is made by any Co-Sale Selling Shareholder).

4.4. Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights as set forth in Section 4.2 and Section 4.3 above shall not apply to (a) any Transfer of Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship under the ESOP or other similar plan or arrangement as approved according to Section 11; (b) any Transfer of Restricted Shares to employees, officers or directors of the Company pursuant to the ESOP or other similar plan or arrangement of the Company as approved according to Section 11 and (c) Transfer of any Restricted Shares held by the BVI Company, a Founder or another Ordinary Shareholders to the Founder’s or the Ordinary Shareholder’s individual beneficiary owner’s parents, children or spouse, or to a trustee for the benefit of such persons for bona fide estate planning purposes provided that the voting right with respect such Restricted Shares are still vested in the transferring Ordinary Shareholder (each transferee pursuant to the foregoing subsections (a), (b) and (c), a “Permitted Transferee”); provided further that adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement and the Restated Articles in place of the relevant transferor (including the provision of restriction on transfer); provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.5. The shareholders specifically agree that the restrictions with regard to the Transfer of the Restricted Shares by the Ordinary Shareholders as described under this Section 4 shall apply equally to Transfer of the shares of each Ordinary Shareholders (as applicable) (excluding Tianjin Yuanjufu, Easy Benefit Investment Limited and their respectively permitted assignees to whom its rights have been duly assigned in accordance with this Agreement, and each of such Ordinary Shareholders, a “Restricted Ordinary Shareholder”), as if each of the provisions under this Section 4 has been repeated under this Section 4.5 with regard to Transfer of the shares of each Restricted Ordinary Shareholder except that the reference to the shares in the Company has been revised to refer to the shares in each Restricted Ordinary Shareholder, as applicable, so that the result of such restrictions on the indirect Transfer of the shares in the Company by transferring the shares in each Restricted Ordinary Shareholder is the same as if such Restricted Ordinary Shareholder directly transfers the relevant shares in the Company.

4.6. Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approval of the Board (including the affirmative votes of both Investor Directors):

(a) (i) the Founders and/or the BVI Company shall not, directly or indirectly, Transfer any equity interest held directly or indirectly, to any person; and (ii) the Founders or BVI Company shall not, issue to any person any equity securities of the Founders or BVI Company or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Founders or BVI Company.

(b) the Founders and the BVI Company shall not, or shall not cause or permit any other person to, directly or indirectly, Transfer any equity interest held or controlled by him or the BVI Company respectively in the Company to any person. Any Transfer in violation of this Section shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest.

(c) Except in compliance with this Agreement, each Group Company shall not, and the Founders and/or the BVI Company shall not (i) Transfer any equity interest held, directly or indirectly, by it or him in the Group Companies to any person; and (ii) cause any Group Company to, issue to any person any equity securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

4.7. Guarantees by the Founders. The Founders hereby guarantee and warrant the performance and obligations of the BVI Company under this Agreement.

4.8. Legend.

(a) Each certificate representing the Restricted Shares held by Ordinary Shareholders shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.8 (a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9. Transfer by the Investors. None of the Preferred Shareholders shall transfer any Shares directly or indirectly owned by it to any Competitors. Any Preferred Shareholder may transfer any Shares held by it (including any rights and obligations under the Transaction Documents) to any of its Affiliates without being subject to consent from any other Parties and the restrictions of other preferred rights (including but not limited to the restrictions under this Section 4.9 and any other applicable laws). If any Preferred Shareholder (the “Selling Preferred Shareholder”) proposes to sell or transfer any Shares held by it to any person other than one of its Affiliates (provided that such transferee is not a Competitor of the Group Companies), then such Selling Preferred Shareholder shall promptly give written notice (the “Preferred Transfer Notice”) to other Shareholders (the “Preferred ROFR Holders”) prior to such sale or transfer. The Preferred Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Shares to be sold or transferred (the “Offered Preferred Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Subject to Section 9 hereof, any attempt by an Investor to transfer any shares in violation of this Section 4.9 shall be void and result in the termination of the Information and Inspection Rights, the right to appoint and remove the director or other priority right of such Investor, and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Shares.

(a) The Preferred ROFR Holders shall have an option for a period of fifteen (15) days from receipt of the Preferred Transfer Notice (the “Preferred Offering Period”) to elect to purchase its Pro Rata ROFR Share (as defined below) of the Offered Preferred Shares at the same price and subject to the same terms and conditions as described in the Preferred Transfer Notice. The Preferred ROFR Holders may exercise such purchase option and purchase its respective Pro Rata ROFR Share of the Offered Preferred Shares by notifying the Selling Preferred Shareholder in writing (the “Acceptance Notice”) before expiration of the Preferred Offering Period; such notice shall indicate that the Preferred ROFR Holder accepts the price, terms and conditions set forth in the Preferred Transfer Notice and such Acceptance Notice shall be binding on the Preferred ROFR Holder.

(b) Each Preferred ROFR Holder’s “Pro Rata ROFR Share” is equal to the product obtained by multiplying the aggregate number of the Offered Preferred Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Preferred ROFR Holder on the date of the Preferred Transfer Notice and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Preferred ROFR Holders at such time. A Preferred ROFR Holder shall not have a right to purchase any of the Offered Preferred Shares unless it exercises its right of first refusal within the Preferred Offering Period.

(c) Purchase Price and Payment. The purchase price for the Offered Preferred Shares to be purchased by the Preferred ROFR Holders exercising their right of first refusal will be the price set forth in the Preferred Transfer Notice. The transaction in connection with the Offered Preferred Shares purchased by the Preferred ROFR Holders shall be consummated within thirty (30) days following the date of the Preferred ROFR Holder’s Acceptance Notice by wire transfer or check as directed by the Selling Preferred Shareholder.

(d) Regardless of any other provision of this Agreement, if the Preferred ROFR Holders decline in writing, or fail to deliver to the Selling Preferred Shareholder the Acceptance Notice in accordance with Section 4.9 (a) with respect to all (and not less than all) Offered Preferred Shares, or fails to close the deal in accordance with the Preferred Transfer Notice and the Acceptance Notice, the Offered Preferred Shares shall be released in its entirety from this right of first refusal to Preferred Shares which shall be deemed as forfeited by the Preferred ROFR Holders, and the Selling Preferred Shareholder shall be free to sell such Offered Preferred Shares within ninety (90) days from the expiration of Preferred Offering Period or the proposed closing date set forth in the Preferred Transfer Notice (whichever is later), as the case may be, to the third-party transferee identified in the Preferred Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Preferred Transfer Notice.

(e) For the avoidance of doubt, this Section 4.9 shall apply mutatis mutandis to any proposed Transfer of Ordinary Shares held by Tianjin Yuanjufu and Easy Benefit Investment Limited. Unless otherwise provided under Section 4.9, Tianjin Yuanjufu, Easy Benefit Investment and the Preferred Shareholders (and their respectively permitted assignees to whom its rights have been duly assigned in accordance with this Agreement) shall have right to transfer the Preferred Shares or Ordinary Shares issued or issuable upon conversion of Preferred Shares freely and without any restrictions, without prejudice to the rights of the Preferred Shareholder to purchase any Offered Shares to be transferred by any other shareholders pursuant to Section 4.2 and Section 4.3.

5. Drag-Along Right

5.1. Drag-Along Sale. Without prejudice to the provisions in Section 6 and Section 7.2, in the event that (i) the Company has not consummated an IPO or Acquisition before August 31, 2023, (ii) the Majority Series C Group Preferred Shareholders, voting as a separate class (the “Drag Holders A”), or the Majority Series D Preferred Shareholders, voting as a separate class (the “Drag Holders B”, collectively with Drag Holders A, the “Drag Holders”) approve a proposed Acquisition, and (iii) the implied valuation of the Company in such proposed Acquisition is no less than US$ three (3) hundred million (the “Drag-Along Sale”), the Drag Holders shall have the rights to, by delivery of written notice (the “Drag-Along Notice”), require each of the other Shareholders of the Company(the “Dragged Holders”), to act as follows, unless the Founders or Dragged Holders have proposed a bona fide alternative Acquisition within ten (10) days from the date of receipt of the Drag-Along Notice(a “Qualified Alternative Sale”), in which (x) the implied valuation of the Company shall be higher than that proposed in the Drag-Along Sale; and (y) the terms and conditions shall be generally not less favorable than those proposed in Drag-Along Sale:

(a) sell, at the same time as the Drag Holders sell to the relevant third party in the Drag-Along Sale, all of its Shares of the Company or the same percentage of its Shares of the Company as the Drag Holders sell, for the same per-share consideration (on an as converted basis) and upon the same terms and conditions as were agreed to by the Drag Holders;

(b) vote all of its Shares of the Company (i) in favor of such Drag-Along Sale (together with any related amendment or restatement to the Articles required to implement such Drag-Along Sale of the Company), (ii) against any other proposal of Acquisition (other than a Qualified Alternative Sale);

(c) not exercise any dissenters’ or appraisal rights under applicable law with respect to such Drag-Along Sale; and

(d) take all actions reasonably necessary to consummate the Drag- Along Sale, including but not limited to execute any share transfer or associated agreements reasonably necessary for consummation of such Drag-Along Sale, and the delivery, at the closing of such Drag-Along Sale by way of a sale of shares, of all certificates representing the shares being sold, accompanied by share transfer forms, or affidavits with respect to lost certificates required under the applicable law.

5.2. Notwithstanding the foregoing, the Drag Holders shall promptly inform other Shareholders and the Company of their intention to propose a Drag-Along Sale in writing at least ten (10) days prior to the delivery of the Drag-Along Notice.

5.3. In the event that any Dragged Holder fails for any reason to take any of the foregoing actions under Section 5.1 or purchase the securities in the Group Companies held by the Drag Holders as set forth below, after thirty (30) days upon the receipt of the Drag-Along Notice, such Dragged Holder hereby grants an irrevocable power of attorney and proxy to any director approving the Drag-Along Sale to take all necessary actions and execute and deliver all documents deemed by such director to be reasonably necessary to effectuate the terms hereof. Notwithstanding any provision to the contrary in this Section 5, the Dragged Holders may elect not to vote or give their consent with respect to, all the securities in Group Companies directly or indirectly held by them in favor of such proposed Drag-Along Sale, but in any such event, the Dragged Holders shall be obliged to purchase all the securities in Group Companies held by the Drag Holders, under the same terms and conditions as offered in the proposed Drag-Along Sale.

5.4. All the proceeds generated from the Drag-Along Sale shall be distributed as follows:

(a) before any distribution or payment shall be made to the holders of any Ordinary Shares, each holder of Series D Preferred Shares, Series C Group Preferred Shares, Series B Preferred Shares and Series A Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to one hundred percent (100%) of the applicable Deemed Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) for each Preferred Share it holds, plus all accrued or declared but unpaid dividends thereon (collectively “Drag-Along Preference”);

(b) after full payment of the Drag-Along Preference to all the holders of the Preferred Shares pursuant to Section 5.4(a) above, any remaining proceeds generated from the Drag-Along Sale shall be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis), together with the holders of the Ordinary Shares.

5.5. Notwithstanding anything to the contrary set forth herein, the Dragged Holders will not be required to comply with the foregoing Subsection 5.1 in connection with any proposed Drag-Along Sale of the Company (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Dragged Holder (excluding the Founders, any person or entity controlled or beneficially owned by or affiliated with any Founder, or any Dragged Holder who is an employee or officer or controlling shareholder of any Group Company) in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Dragged Holder holds all right, title and interest in and to the Shares such Dragged Holder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Dragged Holder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Dragged Holder have been duly executed by the Dragged Holder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Dragged Holder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Dragged Holder in connection with the transaction, nor the performance of the Dragged Holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Dragged Holder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Dragged Holder;

(b) such Dragged Holder is not required to agree (unless such Dragged Holder is any Key Employee, any person or entity controlled or beneficially owned by or affiliated with a Key Employee) to any restrictive covenant in connection with the Proposed Sale (including any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale);

(c) the Dragged Holder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders);

(d) equal terms of liabilities in connection with the Proposed Sale will apply to each Dragged Holder and Drag Holder who is a Preferred Shareholder;

(e) upon the consummation of the Proposed Sale, each holder of each class or series of the shares of the Company will receive the same form and same amount of consideration per share for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, and if any holders of any shares of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such shares will be given the same option; provided however, that nothing in this Subsection 5.4(e) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s shareholders.

6. REDEMPTION

6.1. Redemption by the Company and Founders. Notwithstanding anything to the contrary herein, upon the occurrence of any of the following events (collectively the “Redemption Triggering Events”, and each a “Redemption Triggering Event”), subject to the applicable laws of the Cayman Islands and, if so requested by the relevant holder of the Preferred Shares (each a “Redeeming Shareholder”), the Company and/or any Founder shall redeem or repurchase all or part of the outstanding Preferred Shares in cash out of funds legally available therefor (the “Redemption”):

(a) for each holder of the Preferred Shares, (i) the Company has not consummated a Qualified IPO before March 31, 2021; (ii) Yan Hai (阎海) and/or Wang Sizhen (王思振) directly or indirectly participates in or owns any interest in business of molecular diagnosis outside the Group Companies which is substantially competitive with the Group Company (other than as a holder of less than five percent (5%) of the outstanding shares of a company without decision rights) and has not stopped it within sixty (60) days after the written notice issued by any holder of Series C Group Preferred Shares and/or Series D Preferred Shares; (iii) any material violation of law or act of dishonesty committed by any Group Companies or any Founders; (iv) Yan Hai (阎海) and/or Wang Sizhen (王思振) resigns from the Group Companies or no longer holds any Shares of the Company directly or indirectly; (v) any change in the laws and regulations or the reinterpretation or enforcement of such laws and regulations, that causes the Control Documents invalid, illegal or unenforceable where (a) the Shareholders of the Company fail to revert to be the shareholders of the PRC Affiliate or reach an agreement with respect to any feasible alternative arrangements satisfactory to the then Shareholders of the Company, and (b) there is Material Adverse Effect on the PRC Affiliate, within six (6) months after such change, reinterpretation or abolition of any law or regulation; or (vi) the Company, the Founders or any other party terminate any Control Document or cause any Control Document to be terminated, unless otherwise approved by the Board (including the affirmative vote of the Majority Investor Directors);

(b) for VIVO and/or each holder of the Series D Preferred Shares (in addition to its rights under Subsection 6.1 (a)), the VIE structure or the Control Documents are rendered invalid, illegal or unenforceable by any change in the laws and regulations or the reinterpretation or enforcement of such laws and regulations, and/or the Company, with the approval of the Board (including the affirmative votes of Majority Investor Directors), decides to unwind the VIE structure and cause the Shareholders of the Company to revert to be the shareholders of the PRC Affiliate or such other Subsidiary or Affiliate of the Company in the PRC.

The price at which each Preferred Share shall be redeemed or repurchased (the “Redemption Price”) shall be calculated by applying the following formula:

IP × (1+N×A) + D, and

IP = the Deemed Issue Price;

N = a fraction the numerator of which is the number of calendar days between the Original Issue Date and the relevant Redemption Date (as defined below) on which such Preferred Share is redeemed and the denominator of which is 365;

A = 8% in the case of Series C-2 Preferred Shares, or 10% in the case of other Preferred Shares;

D = all declared but unpaid dividends on each Preferred Share up to the Redemption Date, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

6.2. Notice. A notice of redemption (a “Redemption Notice”) by any Redeeming Shareholder shall be given by hand or by mail to the Company at any time on or after the occurrence of Redemption Triggering Event stating the date on which the Preferred Shares shall be redeemed (the “Redemption Date”), which shall be no more than sixty (60) days from the date of the Redemption Notice, and which shall be no earlier than the occurrence of the Redemption Triggering Event or the expiry of a thirty-days period from the date of the Redemption Notice, whichever is later. Upon receipt of any Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Preferred Shares who has the right to redeem its Preferred Shares pursuant to Section 6.1 above, stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption. For the avoidance of doubt, the closing of the Redemption (the “Redemption Closing”) of any series of the Preferred Shares pursuant to this Section 6 will take place within ninety (90) days following the date of the relevant Redemption Notice (the “Redemption Period”) at the offices of the Company. Notwithstanding anything to the contrary contained herein, no other Shares of the Company shall be redeemed unless and until the Company shall have redeemed all of the Preferred Shares requested to be redeemed pursuant to this Section 6 and shall have paid all the Redemption Price for such Preferred Shares requested to be redeemed payable pursuant to this Section 6.

6.3. Insufficient Funds. If the Company and/or the Founders fail (for whatever reason) to redeem any Preferred Shares within six (6) months after the expiration of the Redemption Period, without prejudice to any other rights and remedies that the Redeeming Shareholder(s) may have and without relieving the Company or the Founder of any of its obligations to redeem the Preferred Shares, the Redeeming Shareholder(s) who holds Series D Preferred Shares and whose Preferred Shares remain not redeemed shall be entitled to require the Company, the BVI Company and the Founders to effect, and the Company, the BVI Company and the Founders shall be obligated to effect the liquidation of the Company. All proceeds generated therefrom shall be distributed in accordance with Section 7.1 below and Section 129 of the Restated Articles. If the Company and/or any Founder does not have sufficient cash or funds legally available to redeem all of the Preferred Shares required to be redeemed at any Redemption Closing, those assets or funds which are legally available shall be applied to redeem the maximum number of Preferred Shares which can be legally redeemed on a pro rata basis among the applicable Redeeming Shareholders thereof and payment of the relevant Redemption Price payable in respect thereof. With respect to the remaining Preferred Shares not redeemed due to insufficient legal funds, such Preferred Shares shall remain outstanding, and the Redeeming Shareholders holding such redeeming Preferred Shares shall remain entitled to all the rights, preferences and privileges provided in this Agreement, until such time as the Company or the Founder has sufficient legal funds to redeem such Preferred Shares.

6.4. Surrender of Certificates. Before any Redeeming Shareholder shall be entitled for redemption under the provisions of this Section 6, such Redeeming Shareholder shall surrender his or her certificate or certificates representing such Preferred Shares to be redeemed (or in the case of a repurchase by the Founder, also deliver an instrument of transfer executed by the Redeeming Shareholder) to the Company in the manner and at the place designated by the Company for that purpose, and the Redemption Price shall be payable on the Redemption Date to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled on the Redemption Date. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the relevant Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the relevant redemption date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company. If the Company fails to redeem any Preferred Shares for which Redemption is requested, then during the period from the Redemption Date through the date on which such Preferred Shares are actually redeemed and the Redemption Price is actually made, in full, such Preferred Shares shall continue to be outstanding and be entitled to all rights and preferences of Preferred Shares. After payment in full of the aggregate Redemption Price for all issued and outstanding Preferred Shares, all rights of the holders thereof as Shareholders of the Company shall cease and terminate and such Preferred Shares shall be cancelled.

6.5. Restriction on Distribution. If the Company and/or the Founders fail (for whatever reason) to redeem any Preferred Shares on its due date for Redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

6.6. To the extent permitted by law, the Company shall procure that the profits of each Subsidiary and Affiliate of the Company for the time being legally available for distribution shall be paid to it by way of dividend or otherwise if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Section 6.

6.7. Notwithstanding any other provisions of this Section 6, (i) the maximum liability of any Founder under this Section 6 shall be limited to the amount equivalent to the fair market value of the Shares of the Company held by such Founder; and (ii) the Redeeming Shareholders shall first seek for redemption under the provisions of this Section 6 from the Company and only in the event that the Company does not have sufficient cash or funds legally available to redeem all of the Preferred Shares required to be redeemed, the Redeeming Shareholders may seek for redemption under the provisions of this Section 6 with respect to the remaining from the Founders other than the Company.

7. LIQUIDATION.

7.1. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company (each a “Liquidation Event”), either voluntary or involuntary, distributions to the Shareholders of the Company shall be made in the following manner:

(a) before any distribution or payment shall be made to the holders of any Series C-2 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares, each holder of Series D Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to one hundred percent (100%) of the Series D Issue Price, plus all dividends declared and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series D Preferred Share, then held by such holder (the “Series D Preference Amount”). If, upon the occurrence of any Liquidation Event, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series D Preferred Shares, then such assets shall be distributed among the holders of Series D Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon;

(b) after distribution or payment in full of the Series D Preference Amount pursuant to Section 7.1(a), before any distribution or payment shall be made to the holders of any Ordinary Shares, each holder of Series C-2 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares shall be entitled to receive, on parity with each other, an amount per Preferred Share equal to one hundred percent (100%) of the applicable Deemed Issue Price, plus all accrued or declared but unpaid dividends thereon (Junior Shares Preference Amount”, collectively with the Series D Preference Amount, the “Preference Amount”). If, upon any Liquidation Events, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series C-2 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares, then such assets shall be distributed among the holders of Series C-2 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon;

(c) after the full Preference Amount on all outstanding Preferred Shares has been paid pursuant to Section 7.1(a) and (b) above, any remaining funds or assets of the Company legally available for distribution (together with the Preference Amount, the “Distribution Proceeds”) to Shareholders shall be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (including the holders of Series D Preferred Shares) (on an as-converted basis), together with the holders of the Ordinary Shares.

7.2. Liquidation on Acquisition. Unless otherwise waived in writing by all Preferred Shareholders or provided under Section 5.4, each of an Acquisition (excluding the Drag-Along Sale) shall constitute and be treated as a Liquidation Event under this Section 7, and any proceeds, whether in cash or properties, resulting from any such event shall be distributed in accordance with the terms of Section 7.1.

7.3. Valuation of Properties. In the event the Company proposes to distribute assets other than cash pursuant to any Liquidation Event, the value of the assets to be distributed to the Shareholders shall be determined in good faith by the Board; provided that any Shares not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a) If traded on a securities exchange, the value shall be determined based on the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b) If traded over-the-counter, the value shall be determined based on the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

Provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board. Subject to Section 5, the holders of at least a majority of the outstanding Preferred Shares shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 7.3, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne by the Company.

7.4. Notices. In the event that the Company shall propose at any time to consummate a Liquidation Event, then, in connection with each such event, subject to any necessary approval required in this Agreement and Restated Articles, the Company shall send to the Preferred Shareholders at least thirty (30) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Preferred Shareholders.

7.5. Notwithstanding any other provision of this Section 7, the Company may at any time, out of funds legally available therefor and subject to compliance with the provisions of the applicable laws of the Cayman Islands, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company (other than any of the Founders) or its Subsidiaries upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared.

7.6. Waiver of Liquidation Rights. Notwithstanding the foregoing, in the event that the Distribution Proceeds received or to be received from an Acquisition (excluding the Drag-Along Sale) is in excess of US$ 1,250,000,000, all holders of Preferred Shares shall waive the liquidation preference rights provided in Section 7.1 on such Preferred Shares, in which case, then subject to any then outstanding liquidation preference rights provided herein, all Distribution Proceeds of the Company shall be distributed ratably among the holders of Ordinary Shares and such holders of Preferred Shares on an as-converted basis.

8. REGISTRATION RIGHTS.

The holders of the Registrable Securities shall be entitled to the rights as set forth in the Exhibit C with respect to any potential public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

9. ASSIGNMENT AND AMENDMENT.

9.1. Assignment and Amendment. Notwithstanding anything herein to the contrary, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Any rights of any Investors hereunder (including, without limitation, Information Rights and Inspection Rights, Right of Participation, Right of First Refusal, Co-Sale Right, Drag-Along Rights, Redemption, Liquidation, Registration Right, appointment of directors and veto rights) are assignable (together with the related obligations) in connection with the transfer of Shares in the Company held by such Investor in accordance with this Agreement but only to the extent of such transfer, provided that, unless waived by the Board, such Investor has provided a prior written notice to the Company of its intention to make such transfer and the name and address of the assignee; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. Notwithstanding the foregoing, each of the Investors may assign the rights and obligations under this Agreement to its Affiliates without any form of consent of the other Parties, and the Company and other Parties hereto shall facilitate to effectuate such assignment upon such Investor’s request, provided that (i) such transfer is made in accordance with this Agreement, and (ii) such successor shall not be the Competitor of the Group Companies and shall have obtained all necessary approval, authorization or consent with any Governmental Authority which are required to be obtained or made in connection with its shareholding in the Company. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

9.2. Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the holders of Preferred Shares, by the prior written approval of the holders of more than fifty percent (50%) of the then outstanding Preferred Shares (including the Majority Series D Preferred Shareholders) and their permitted assigns; provided, however, that the proposing or approving Shareholders must show bona fide business reasons that such amendment or waiver promotes the interest of the Group Companies and all Preferred Shareholders, and provided further that such amendment or waiver shall equally apply to all holders of Preferred Shares without prejudice to any particular shareholders, and provided further that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares or their assigns; notwithstanding anything to the contrary contained herein, none of the amendment or change of the rights, preferences, privileges or powers of any Series C Preferred Shares shall be made without the prior written consent of the holders of more than fifty percent (50%) of the then outstanding Series C Preferred Shares; and (iii) as to the holders of Ordinary Shares, by persons or entities holding a majority of the Ordinary Shares and their assigns; provided, however, that the proposing or approving Shareholders must show bona fide business reasons that such amendment or waiver promotes the interest of the Group Companies and all Ordinary Shareholders, and provided further that such amendment or waiver shall equally apply to all holders of Ordinary Shares without prejudice to any particular shareholders, and provided further that the waiver or amendment shall for bona fide business purposes and shall equally apply to all holders of Ordinary Shares without prejudice to any particular shareholders, and provided further that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares or their assigns. Any amendment or waiver effected in accordance with this Section 9.2 shall be binding upon the Company, the holders of Preferred Shares, the holders of Ordinary Shares and their respective assigns. For the sake of clarity, if an amendment or waiver affects any Investor or Ordinary Shareholder in a manner that is different from the effect thereof on all other Investors or Ordinary Shareholders, as applicable, then the written consent of such Investor or Ordinary Shareholder, as applicable, shall be required in order for such amendment or waiver to be effective and binding with respect to such Investor or Ordinary Shareholder, as applicable.

10. CONFIDENTIALITY AND NON-DISCLOSURE.

10.1. Disclosure of Terms. The terms and conditions of this Agreement, the other Transaction Documents, and all exhibits, restatements and amendments hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

10.2. Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

10.3. Permitted Disclosures. Notwithstanding the foregoing, any Party to this Agreement or its affiliate may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

10.4. Legally Compelled Disclosure. In the event that any Party to this Agreement or its affiliate is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations, any applicable tax, securities, or other laws and regulations of any jurisdiction or by subpoena or any requirement by governmental, judicial or regulatory body or any stock exchange) to disclose the existence of this Agreement and the Purchase Agreements, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 10, such Party (the “Disclosing Party”) shall, to the extent legally permissible, provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

10.5. Other Information. The provisions of this Section 10 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

10.6. Other Exceptions. The confidentiality obligations of the Parties set out in this Section 10 shall not apply to (a) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 10 or (y) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant Party; (b) information disclosed by any director or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 10.

10.7. Notices. All notices required under this Section 10 shall be made pursuant to Section 13.3 of this Agreement.

11. PROTECTIVE PROVISIONS.

11.1. Acts Requiring the Approval of Board of Directors. In addition to such other limitations as may be provided in the Restated Articles, any of the following acts of the Company shall require the affirmative votes of at least seventy five percent (75%) of the total number of directors of the Board (including the affirmative votes of Majority Investor Directors) (where any such action requires a resolution of the shareholders in accordance with the Companies Law (as amended) of the Cayman Islands, such resolution of the shareholders shall be obtained accordingly). For the purpose of this Section 11 the term “Company” means, the Company itself as well as any and all the subsidiaries of the Company (including but not limited to the other Group Companies), to the extent and where applicable:

(a) approval of annual business plan or investment plan;

(b) approval of annual budget;

(c) declaration or payment of dividends or other distribution on any Ordinary Shares of the Company, or on any shares of the Company’s subsidiaries, as the case may be;

(d) any change or termination of the principal business of the Group Companies(including, without limitation, any change to or termination of the principal business of any direct or indirect Subsidiary of the PRC Affiliate in China) which constitutes or potentially constitutes a Material Adverse Effect on the business of such Group Company;

(e) any issuance or sale of any debt securities of the Company;

(f) except for the purpose of any bona fide reorganization in connection with a Qualified IPO, the liquidation, dissolution, winding up of the Company or any Acquisition;

(g) any initial public offering of any of the Shares or other equity or debt securities of the Company; determination of the underwriter, the listing venue, timing and valuation of the initial public offering of any of the Shares or other equity or debt securities of the Company;

(h) except for the purpose of any bona fide reorganization in connection with a Qualified IPO or for the adjustment pursuant to Article 39 (e) of the Restated Articles, (i) any action that authorizes, creates or issues any class of securities (or other securities that may be converted into such class of securities) of the Company having preferences superior to or on a parity with any series of Preferred Shares or any other securities of the Company (including, for the avoidance of doubt, the issue of any further securities within an existing class of securities of the Company), or reclassify any outstanding Shares into Shares having rights, preferences, priority or privileges senior to or on parity with Preferred Shares, (ii) any action that repurchases, redeems or retires any of the Company’s voting securities, or (iii) any increase or decrease in the authorized share capital, issued share capital or registered capital, as applicable, of the Company (including any reservation of the Shares for the ESOP), or any cancellation of equity security of the Company, or any issuance, allotment or purchase of any share warrants, option rights or other securities convertible into the Company’s shares, excluding for (w) any Ordinary Shares (and/or options or warrants therefor) issued or granted to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP, (x) the redemption of any Preferred Shares as provided in this Agreement and the Restated Articles, (y) pursuant to contractual rights to repurchase Ordinary Shares or Preferred Shares held by employees, directors or consultants of the Company (other than any of the Founders) or its Subsidiaries upon termination of their employment or services under the ESOP as approved by the Board, or (z) pursuant to the exercise of a contractual right of first refusal held by the Company under the Transaction Documents;

(i) notwithstanding anything to the contrary, any grant of Ordinary Shares (and/or options therefor) to any contractor, advisor or consultant of the Group Companies, if such grant results that the aggregate Ordinary Shares (and/or options therefor) being granted to all the contractors, advisors and consultants during any consecutive twelve (12) months’ period would exceed zero point two percent (0.2%) of the total Ordinary Shares of the Company (calculated on a fully-diluted and an as-converted basis);

(j) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any series of Preferred Shares;

(k) any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any related party, where the amount of such transaction would in the aggregate exceed RMB2,000,000 (or its equivalence in other currency or currencies);

(l) incurrence of debt or assumption of any loan, facility or other financial obligation from a third party, or issue, assumption, provision of guarantee, charge, lien or indemnity warranty in favor of a third party, or creation of any liability (including without limitation any off-balance-sheet liability or contingent liability) by the Company, where the amount would exceed RMB 3,000,000 individually (or its equivalence in other currency or currencies)or in the aggregate ten percent (10%) of the Group Companies’ net assets value in any fiscal year;

(m) incurrence of guaranty for any other party (except any subsidiaries directly or indirectly controlled by the Company) by the Company, or establishing guarantee, lien, warranty or otherwise creating encumbrance over the assets, businesses or property rights of the Company, where the amount would exceed RMB 3,000,000 individually (or its equivalence in other currency or currencies)or in the aggregate ten percent (10%) of the Group Companies’ net assets value in any fiscal year;

(n) any sale, transfer, license, charge, or other disposal of, or purchase or other acquisition of, any material assets (including any material Intellectual Property Rights) or a substantial part of the goodwill of any Group Company, where the amount would exceed RMB 5,000,000 (or its equivalence in other currency or currencies) at any time in respect of any one transaction or exceed in the aggregate ten percent (10%) of the Group Companies’ net assets value in any fiscal year;

(o) appointing or deposing Yan Hai (阎海) and/or Wang Sizhen (王思振) as Key Employee, the resignation of such Founder from the Group Companies on or prior to a Qualified IPO or any change to the salary and/or remuneration package of such Founder;

(p) appointment, replacement or removal of the chief executive officer, the chief financial officer, and the chief operating officer, and any other C-level executives of the Company, or any change to the salary and/or remuneration package of the foregoing persons;

(q) any amendment of the Company’s Restated Articles or other charter documents of the Company;

(r) appointment and removal of the accounting firm, auditors of the Company and/or the underwriters and advisors for the initial public offering;

(s) any sale, transfer, license, charge, or other disposal of the shares held by any Founder to any person through one or a series of transactions on or prior to a Qualified IPO;

(t) any change in the equity ownership of any of the Group Companies or any termination of, amendment to or breach of any Contracts among the Group Companies designed to provide the Company with Control over, and the ability to consolidate the financial statements of, direct or indirect Subsidiaries and/or controlled entities, including but not limited to any termination, amendment or waiver of any provision under any Control Documents; any initiation, termination, suspension or settlement of any dispute arising out of or relating to any Control Document;

(u) any decision to change, terminate, waive, transfer, license, not to renew or not to apply for relevant government permits or licenses (e.g., medical institution operating licenses, permits and licenses for medical devices and other products and services) of any of the Group Companies (including, without limitation, government permits or licenses of any direct or indirect Subsidiary of the PRC Affiliate in China) which constitutes or potentially constitutes a Material Adverse Effect on the ability of such Group Company to continue to conduct its businesses in the ordinary course of business;

(v) any decision to terminate, liquidate, dissolve, reorganize, merge or consolidate any Group Company (including, without limitation, any direct or indirect Subsidiary of the PRC Affiliate in China) which constitutes or potentially constitutes a Material Adverse Effect on the business of the Group Companies as a whole;

(w) any creation, adoption or amendment of any profit-sharing scheme or any employee share option or share participation scheme or any employee incentive scheme of any Group Company, including but not limited to the ESOP; and

(x) any update of the list of the Competitors.

12. COVENANTS

12.1. Founder Covenants. The Founders and BVI Company hereby jointly and severally covenant as follows:

(a) The Founders and BVI Company shall cause the Group Companies to make commercially reasonable efforts to complete all actions contemplated under the Reorganization Memorandum;

(b) Each of the Founders and BVI Company shall cause each Group Company to use their respective reasonable best efforts to comply on a continuing basis in all material respects with all applicable laws of the jurisdiction of its incorporation as well as all requirements of the competent government authorities with respect to its conducting of business; and

(c) Commencing from Closing until the second anniversary of a Qualified IPO, Yan Hai (阎海) and/or Wang Sizhen (王思振) shall do their respective reasonable best efforts to furthering the business of the Group Companies and shall not terminate the service relationship with the Group Companies.

(d) Commencing from the Closing, the Founders and/or any of their Affiliates shall not, and the Founders shall procure the Key Employees or any of their respective Affiliates not to directly or indirectly, either by himself/herself or in conjunction with or through any other Person:

(i) during the Relevant Period and Restriction Period, be engaged, invest, operate, control or participate, directly or indirectly, in any business that provides services to or engages in a business similar in substance to the business engaged by any Group Company, except as a holder of less than five percent of the outstanding shares of a company without decision rights;

(ii) during the Relevant Period and Restriction Period, provide service of any form to any entity engaged in any business that provides services to or engages in a business similar in substance to the business engaged by any Group Company;

(iii) during the Relevant Period and Restriction Period, solicit or entice away or attempt to solicit or entice from any Group Company, any employee, consultant, supplier, customer, client, representative or agent of such Group Company; or

(iv) at any time disclose to any Person, or use for any purpose other than for the benefit of the Group Company, any information concerning the business, accounts, finance, transactions or Intellectual Property Rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

12.2. Anti-dilution; Dividends. The Founders, the BVI Company and the Company hereby irrevocably and unconditionally guarantee to the holders of the Preferred Shares the proper and punctual performance by the Company of the Company’s obligations under Article 39 and Article 105 of the Restated Articles. For the avoidance of doubt, the provisions under Article 39 and Article 105 of the Restated Articles shall be incorporated into this Agreement. For the avoidance of doubt, the number of aforementioned Articles may be changed due to any amendment or restatement to the Memorandum and Articles of Association of the Company as duly approved pursuant to this Agreement.

12.3. Tax Obligations. Notwithstanding anything to the contrary, in case of any direct or indirect transfer of Shares (including such transactions of the same or similar nature as determined by relevant tax authorities) pursuant to provisions in this Agreement, the Group Companies and other Parties (if being a party to such transaction) shall comply in all material respects with all applicable tax laws and regulations.

13. GENERAL PROVISIONS.

13.1. Termination and Waiver. This Agreement shall terminate upon mutual consent of the Parties hereto, and any right of a Party set forth hereunder (other than the relevant Group Company) shall cease if such Party no longer holds, directly or indirectly, any equity securities of the Company. The relevant rights and obligations contained under Sections 2.1(Information and Inspection Rights), Section 3 (Right of Participation), Section 4 (Transfer Restrictions), Section 5 (Drag-Along Right), Section 6 (Redemption), Section 7 (Liquidation) and Section 11 (Protective Provisions) shall terminate upon the consummation of a Qualified IPO. If any applicable law or any government authority (including, for the avoidance of doubt, any stock exchange) in any jurisdiction requires any Investor to waive its preferential rights hereof or contained in the Restated Articles for the purpose of achieving a Qualified IPO, such Investor may waive such preferential rights which are enjoyed by such Investor as a holder of the Preferred Shares. Each of the BVI Company, Founders, Other Ordinary Shareholders and Investors shall use its reasonable endeavours to, and shall procure each of its Affiliates to use reasonable endeavours to, cooperate with the Company and its directors, officers, employees and advisers with a view to completing a Qualified IPO before March 31, 2021, including agreeing to: (a) any amendment or termination of this Agreement, or any amendment of the Memorandum and Articles of Association, which is necessary or desirable for complying with any law, regulation or rule applicable to the Qualified IPO (including any applicable listing rules, listing decisions and guidance letters published or issued by the relevant recognised international securities exchange); and (b) any disclosure or lock-up requirement under any such law, regulation or rule. Notwithstanding the forgoing, if the filing for a Qualified IPO is revoked for any reason, this Agreement and all rights and obligations contained herein, including but not limited to Sections 2.1(Information and Inspection Rights), Section 3 (Right of Participation), Section 4 (Transfer Restrictions), Section 5 (Drag-Along Right), Section 6 (Redemption), Section 7 (Liquidation) and Section 11 (Protective Provisions), shall be revived.

13.2. Most Favoured Investor. The Founders, the BVI Company and the Group Companies jointly and severally undertake to the holder of Series D Preferred Shares that in the event (a) any Group Company has granted, issued, or provided any other investor, shareholder or Person any right, interest, benefit, privilege or protection before or at the Closing more favorable than those granted, and accruing at such time, to any holder of Series D Preferred Shares hereunder or in other Transaction Documents, or (b) upon the Closing, any investors of a subsequent round financing (together with the investors set forth in Section 13.2(a), the “Relevant Person”) is entitled to, whether by Contract or otherwise, any right, interest, benefit, privilege or protection more favorable than those granted, and accruing at such time, to any holder of Series D Preferred Shares hereunder or in other Transaction Documents, such holder of Series D Preferred Shares shall automatically enjoy the same rights, interests, benefits, privileges and/or protections pari passu with such Relevant Persons (the “Additional Investor Rights”). The Parties shall promptly amend and restate this Agreement and other Transaction Documents and any other Contract to reflect such Additional Investor Rights.

13.3. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party hereto, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party hereto as set forth in Exhibit A; (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties as set forth in Exhibit A with next Business Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider; or (e) when sent, if sent by electronic mail, during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day (subject to confirmation that the sender did not receive a message that the electronic mail was undeliverable, which may be satisfied by producing a certificate signed by an authorized and qualified representative of the sender). Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party hereto may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.3 by giving the other Party hereto written notice of the new address in the manner set forth above.

13.4. Entire Agreement. This Agreement, the Purchase Agreements, the Restated Articles, any Ancillary Agreements, other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties hereto respecting the subject matter hereof, including without limitation, (i) the Prior Shareholders Agreement, which agreement shall be terminated with no further force or effect upon this Agreement becoming effective; and (ii) any side letters, agreements or promises entered into by any Group Company with any existing shareholders of the PRC Affiliate with regard to the subject matter under this Agreement.

13.5. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong SAR without regard to principles of conflicts of law thereunder.

13.6. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

13.7. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

13.8. Successors and Assigns. Subject to the provisions of Section 9.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto. Other than the foregoing, a person who is not a Party to this Agreement has no right under the Contracts (Right of Third Parties) Ordinance (Cap. 623) of Hong Kong (the “Third Party Ordinance”) to enforce any term of this Agreement but this shall not affect any right or remedy which exists or is available apart from the Third Party Ordinance. The consent of any such person not being a Party to this Agreement shall not be required for any amendment or modification to, or termination of, this Agreement.

13.9. Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

13.10. Counterparts. This Agreement may be executed (including facsimile signature) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.11. Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

13.12. Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

13.13. Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail to the maximum extent permitted by applicable laws and in respect of the rights and obligations among the Shareholders only. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

13.14. Dispute Resolution.

(a) Negotiation Between Parties. The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all Parties within thirty (30) days, Section 13.14(b) shall apply.

(b) Arbitration. In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Center (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b).

13.15. Further Actions. Each Shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Company.

13.16. Effective Date. This Agreement should only take effect and become binding on and enforceable against the Parties hereto subject to and upon the Closing of the Purchase Agreements provided however that in the event that any Shareholder ceases to be a shareholder of the Company, it shall no longer be bound by the provisions of this Agreement and such Shareholder’s name shall be removed from any list or register of members of the Company, provided that Sections 10 (Confidentiality and Non-Disclosure), 13.5 (Governing Law) and 13.14 (Dispute Resolution) shall survive.

13.17. New Shareholders. Notwithstanding any other provision of this Agreement, any new shareholder of the Company who is not already a Party to this Agreement shall, no later than the time it becomes a shareholder of the Company, agrees in writing by signing a Deed of Adherence substantially in the form attached hereto as Exhibit B (a “Deed of Adherence”) that it adheres to, and be bound by, the terms of this Agreement as a Party to this Agreement.

13.18. Independent Nature of Investors Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

Genetron Holdings Limited (泛生子基因(控股)有限公司)

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Director

THE HK CO.:

Genetron Health (Hong Kong) Company Limited (泛生子基因(香港)有限公司)

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Director

THE WFOE:

Genetron (Tianjin) Co., Ltd. (天津泛生子有限公司) (Seal)

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Legal Representative

THE PRC AFFILIATE:

Genetron Health (Beijing) Co., Ltd. (北京泛生子基因科技有限公司) (Seal)

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Legal Representative

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE BVI COMPANY:

FHP Holdings Limited

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Director

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ Wang Sizhen
Name: Wang Sizhen

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ Yan Hai
Name: Yan Hai

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ He Weiwu
Name: He Weiwu

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Genetron Voyage Holdings Limited

By:	/s/ WANG Sizhen
Name: WANG Sizhen
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Genetron United Holdings Limited

By:	/s/ WANG Sizhen
Name: WANG Sizhen
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Genetron Discovery Holdings Limited

By:	/s/ JIAO Yuchen
Name: JIAO Yuchen
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Genetron Alliance Holdings Limited

By:	/s/ WANG Sizhen
Name: WANG Sizhen
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership) (天津今创君安企业管理合伙企业（有限合伙）)（Seal）

By:	/s/ WANG Sizhen
Name: WANG Sizhen
Title: Authorized Signatory

Tianjin Genetron Juncheng Business Management Partnership (Limited Partnership) (天津今创君成企业管理合伙企业（有限合伙）)（Seal）

By:	/s/ WANG Sizhen
Name: WANG Sizhen
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

HONG Kevin Ying

By:	/s/ HONG Kevin Ying

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Eugene Health Limited

By:	/s/ JIAO Yuchen
Name: JIAO Yuchen
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

EASY BENEFIT INVESTMENT LIMITED

By:	/s/ KUNG Hung Ka
Name: KUNG Hung Ka
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

EASY BEST INVESTMENT LIMITED

By:	/s/ KUNG Hung Ka
Name: KUNG Hung Ka
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

SUPERPOWER INVESTMENTS LTD.

By:	/s/ Stone Shi
Name: Stone Shi
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

J&K BIOTECH INVESTMENT CO. LTD.

By:	/s/ ZHU Jing
Name: ZHU Jing
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

IN Healthcare Limited

By:	/s/ Yufen Zheng
Name: Yufen Zheng
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Parkland Medtech Limited

By:	/s/ Xu Hang
Name: Xu Hang
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Kangyue Business Management Partnership (Limited Partnership) (天津康悦企业管理合伙企业（有限合伙）)（Seal）

By:	/s/ WU Xia
Name: WU Xia
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Yuanjufu Business Management Partnership (Limited Partnership)(天津源聚福企业管理合伙企业（有限合伙）)（Seal）

By:	/s/ WEI Zhe
Name: WEI Zhe
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Tianshu Xingfu Corporation Management L.P. (天津天枢幸福企业管理合伙企业（有限合伙）)（Seal）

By:	/s/ Sun Junjie
Name: Sun Junjie
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

CICC Healthcare Investment Fund, L.P.

By:	/s/ Wu Xia

Name:	Wu Xia
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

ALEXANDRIA VENTURE INVESTMENTS, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation, managing member

By:	/s/ Aaron Jacobson
Name: Aaron Jacobson
Title: SVP - Venture Counsel

Address:	26 N. Euclid Ave
Pasadena, CA 91101

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

VIVO CAPITAL FUND IX, L.P.
By: Vivo Capital IX, LLC
By: /s/ Frank Kung

Name: Frank Kung
Title: Managing Member

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

ETP BioHealth II Fund, L.P.

By: Its General Partner: Emerging Technology Partners LLC

By:	/s/ James K. Hu

Name: James K. Hu
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

GIANT PLAN LIMITED

By:	/s/ WANG Hui

Name: WANG Hui
Title: Authorized Signatory

Signature Page of Amended and Restated Shareholders Agreement

Annex A

Definitions

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreements.

“Acceptance Notice” has the meaning ascribed to it in Section 4.9(a) of this Agreement.

“Accounting Standard” has the meaning ascribed to it in Section 2.1(a)(i) of this Agreement.

“Acquisition” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies (taken as a whole); (ii) a sale, transfer or other disposition of more than 50% of the issued and outstanding share capital or equity interests of one or more Group Companies or more than 50% of the voting power of such Group Companies; (iii) a transfer or an exclusive licensing of all or substantially all of the Intellectual Property Rights of the Group Companies (taken as a whole); or (iv) a merger, consolidation or other business combination (the “Combination”) of the Company with or into any other business entity in which the total shares outstanding immediately prior to such Combination continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such Combination, less than 50% of the voting power of the outstanding shares of the surviving business entity.

“Additional Investor Rights” has the meaning ascribed to it in Section 13.2 of this Agreement.

“Agreement” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Ancillary Agreements” shall mean the various agreements, instruments or documents attached to or entered into in connection with this Agreement and Purchase Agreements.

“AVI” shall mean Alexandria Venture Investments, LLC.

“Board” or the “Board of Directors” has the meaning ascribed to it in Section 2.2(a) of this Agreement.

“Business” shall mean the business of precision oncology based on molecular information.

“BVI Company” has the meaning ascribed to it in introductory paragraph of this Agreement.

“CICC” shall mean CICC Healthcare Investment Fund, L.P..

“Claim Notice” has the meaning ascribed to it in Section 7(c) of Exhibit C of this Agreement.

“Company” has the meaning ascribed to it in introductory paragraph of this Agreement.

Annex A

“Competitor(s)” shall mean each of the Persons set forth in Schedule 4, in each case referring to the entities operating under such trade name, trademark or trade service and including such Persons’ successor companies (resulted from or surviving after any acquisition, merger, amalgamation, consolidation or other business combination or reorganization of such Person or otherwise, as appropriate) and their respective Affiliates, and the list of such Persons can be updated yearly by the Board (including the affirmative votes of Majority Investor Directors).

“Contract” means, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Co-Sale Holder(s)” has the meaning ascribed to it in Section 4.3 of this Agreement.

“Co-Sale Notice” has the meaning ascribed to it in Section 4.3 of this Agreement.

“Co-Sale Pro Rata Portion” has the meaning ascribed to it in Section 4.3(a) of this Agreement.

“Co-Sale Right Period” has the meaning ascribed to it in Section 4.3 of this Agreement.

“Co-Sale Selling Shareholder” has the meaning ascribed to it in Section 4.3 of this Agreement.

“Deemed Issue Price” shall mean the Series A-1 Issue Price in the case of Series A-1 Preferred Shares, the Series A-2 Issue Price in the case of Series A-2 Preferred Shares, the Series B Issue Price in the case of Series B Preferred Shares, the Series C Issue Price in the case of Series C Preferred Shares, the Series C-2 Issue Price in the case of Series C-2 Preferred Shares and the Series D Issue Price in the case of Series D Preferred Shares, as applicable and as the case may be.

“Deed of Adherence” has the meaning ascribed to it in Section 13.17 of this Agreement.

“Disclosing Party” has the meaning ascribed to it in Section10.4 of this Agreement.

The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

“Drag Holders” has the meaning ascribed to it in Section 5.1 of this Agreement.

“Drag-Along Notice” has the meaning ascribed to it in Section 5.1 of this Agreement.

“Drag-Along Sale” has the meaning ascribed to it in Section 5.1 of this Agreement.

“Dragged Holders” has the meaning ascribed to it in Section 5.1 of this Agreement.

“Drag-Along Preference” has the meaning ascribed to it in Section 5.4(a) of this Agreement.

“ESOP” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

Annex A

“ETP” shall mean ETP BioHealth II Fund, L.P..

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

“Final Prospectus” has the meaning ascribed to it in Section 7(d) of Exhibit C of this Agreement.

“Financing Terms” has the meaning ascribed to it in Section 10.1 of this Agreement.

“First Refusal Allotment” has the meaning ascribed to it in Section 4.2(a) of this Agreement.

“First Refusal Expiration Notice” has the meaning ascribed to it in Section 4.2(c) of this Agreement.

“Form F-3” has the meaning ascribed to it in Section 1(e) of Exhibit C of this Agreement.

“Form S-3” has the meaning ascribed to it in Section 1(e) of Exhibit C of this Agreement.

“Founder” has the meaning ascribed to it in introductory paragraph of this Agreement.

“fully-diluted” or any variation thereof means with respect to the capitalization of the Company, all warrants, options and convertible securities of the Company are taken into account and assumed to be exercised; “non-diluted” or any variation thereof means that the calculation is to be made taking into account only Shares then in issue; and “as-converted” or any variation thereof means that the calculation should be made assuming that all the issued and outstanding Preferred Shares have been converted into Ordinary Shares based on their respective then applicable conversion prices pursuant to the Restated Articles but not assuming exercise or conversion of any other outstanding option, warrants, or other convertible securities.

“GIANT” shall mean GIANT PLAN LIMITED.

“Group Company” or “Group Companies” is defined in introductory paragraph of this Agreement.

“Holder” has the meaning ascribed to it in Section 1(d) of Exhibit C of this Agreement.

“HK Co.” is defined in the introductory paragraph of this Agreement.

“HKIAC” has the meaning ascribed to it in Section 13.14(b) of this Agreement.

“Information Rights” has the meaning ascribed to it in Section 2.1(a)(vi) of this Agreement.

“Inspection Rights” has the meaning ascribed to it in Section 2.1(b) of this Agreement.

“Intellectual Property” shall mean any and all (a) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (b) inventions (whether patentable or not), improvements, discoveries, and industrial models, (c) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind, and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (d) domain names, web sites and any part thereof, (e) technical information, know-how, trade secrets, confidential information, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, research data concerning historic and current research and development efforts, databases, proprietary data, books, records, ledgers, files, documents, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; (f) trade names, trade dress, trademarks, service marks, and registrations and applications therefor, and (g) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information; (h) all other intellectual property rights and proprietary rights of any nature subsisting anywhere in the world; and (i) all copies and tangible embodiments (in whatever form or medium) of any of the foregoing.

Annex A

“Investor(s)” are defined in introductory paragraph of this Agreement.

“Investor Directors” has the meaning ascribed to it in Section 2.2(a)(ii) of this Agreement.

“IPO” shall mean the initial public offering of the Ordinary Shares (or securities representing such Ordinary Shares) of the Company or as the case may be, the shares of the relevant entity resulting from any merger, reorganization or other arrangements made by the Company for the purposes of such public offering, which are offered directly, or indirectly by way of depository receipt, to the public on the Nasdaq Global Market System, the New York Stock Exchange, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, or any other recognized regional or national securities exchange (excluding the National Equities Exchange and Quotations) acceptable to all the Investors.

“Junior Shares Preference Amount” has the meaning ascribed to it in Section 7.1(b) of this Agreement.

References to “law” shall include all applicable laws, regulations, rules and orders of any governmental authority, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

“Liquidation Event” has the meaning ascribed to it in Section 7.1 of this Agreement.

“Majority Series C Group Preferred Shareholders” shall mean the holders representing more than fifty percent (50%) of the Series C Group Preferred Shares then outstanding, voting as a single class on an as converted basis.

“Majority Series D Preferred Shareholders” shall mean the holder(s) representing more than fifty percent (50%) of the Series D Preferred Shares then outstanding, voting as a single class on an as converted basis.

“Material Adverse Effect” means any event, circumstance, occurrence or non-occurrence, arising or occurring, that is or would reasonably be expected to (i) have a material adverse effect on the business, operations, assets or liabilities; or (ii) result or would reasonably be expected to result in any invalidity, non-bindingness or unenforceability of this Agreement or any other agreements related in the transactions contemplated hereunder.

Annex A

“New Securities” has the meaning ascribed to it in Section 3.3 of this Agreement.

“Non-Disclosing Parties” has the meaning ascribed to it in Section 10.4 of this Agreement.

“Observer” has the meaning ascribed to it in Section 2.2(c) of this Agreement.

“Offered Shares” has the meaning ascribed to it in Section 4.2 of this Agreement.

“Offered Preferred Shares” has the meaning ascribed to it in Section 4.9 of this Agreement.

“Ordinary Shares” shall mean the ordinary shares of the Company, par value US$0.00002 per share.

“Ordinary Shareholders” shall mean the holders of the Ordinary Shares of the Company.

“Original Issue Date” shall mean the Series A-1 Issue Date in the case of Series A-1 Preferred Shares, the Series A-2 Issue Date in the case of Series A-2 Preferred Shares, the Series B Issue Date in the case of Series B Preferred Shares, the Series C Issue Date in the case of Series C Preferred Shares, the Series C-2 Issue Date in the case of Series C-2 Preferred Shares and the Series D Issue Date in the case of Series D Preferred Shares, as applicable and as the case may be.

“Other Ordinary Shareholder(s)” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Oversubscribing Right Participant” has the meaning ascribed to it in Section 3.5 of this Agreement.

“Over-subscription ROFR Holders” has the meaning ascribed to it in Section 4.2(a) of this Agreement.

“Participation Notice” has the meaning ascribed to it in Section 3.4(a) of this Agreement.

“Participation Period” has the meaning ascribed to it in Section 3.4(a) of this Agreement.

“Participation Rights Holder” has the meaning ascribed to it in Section 3.1 of this Agreement.

“Party” or “Parties” is defined in the introductory paragraph of this Agreement.

“Permitted Transferee” has the meaning ascribed to it in Section 4.4 of this Agreement.

Annex A

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC” is defined in introductory paragraph of this Agreement.

“PRC Affiliate” is defined in introductory paragraph of this Agreement.

“PRC Company” or “PRC Companies” is defined in introductory paragraph of this Agreement.

“Preference Amount” has the meaning ascribed to it in Section 7.1(b) of this Agreement.

“Preferred Offering Period” has the meaning ascribed to it in Section 4.9 (a) of this Agreement.

“Preferred ROFR Holders” has the meaning ascribed to it in Section 4.9 of this Agreement.

“Preferred Shares” shall mean the Company’s Series D Preferred Shares, the Series C Group Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and/or other preferred shares of the company that may be issued from time to time.

“Preferred Shareholders” shall mean the holders of the Preferred Shares of the Company, including each of the Preferred Shareholder’s permitted assignees to whom its rights under Section 4 have been duly assigned in accordance with this Agreement.

“Preferred Transfer Notice” has the meaning ascribed to it in Section 4.9 of this Agreement.

“Prior Shareholders Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Pro Rata ROFR Share” has the meaning ascribed to it in Section 4.9(b) of this Agreement.

“Pro Rata Share” has the meaning ascribed to it in Section 3.2 of this Agreement.

“Proposed Sale” has the meaning ascribed to it in Section 5.5 of this Agreement.

“Purchase Agreements” has the meaning ascribed to it in the recitals of this Agreement.

“Purchase Notice” has the meaning ascribed to it in Section 3.4(a) of this Agreement.

“Qualified Alternative Sale” has the meaning ascribed to it in Section 5.1 of this Agreement.

Annex A

“Qualified IPO” shall mean a firm commitment underwritten public offering of the Ordinary Shares (or securities representing such Ordinary Shares) of the Company on the Nasdaq Global Market System, the New York Stock Exchange, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, or any other recognized regional or national securities exchange (excluding the National Equities Exchange and Quotations) acceptable to all the Investors, which has duly obtained the affirmative votes of Majority Investor Directors in accordance with Section 11.1, and in which the offering price (exclusive of underwriting commissions and expenses) reflects that the equity valuation of the Company immediately prior to such offering is not less than US$ 700,000,000 and the gross proceeds to be received by the Company from new investors are not less than US$ 80,000,000.

“Redeeming Shareholder” has the meaning ascribed to it in Section 6.1 of this Agreement.

“Redemption” has the meaning ascribed to it in Section 6.1 of this Agreement.

“Redemption Closing” has the meaning ascribed to it in Section 6.2 of this Agreement.

“Redemption Date” has the meaning ascribed to it in Section 6.2 of this Agreement.

“Redemption Notice” has the meaning ascribed to it in Section 6.2 of this Agreement.

“Redemption Price” has the meaning ascribed to it in Section 6.1 of this Agreement.

“Redemption Triggering Event” has the meaning ascribed to it in Section 6.1 of this Agreement.

“Registrable Securities” has the meaning ascribed to it in Section 1(b) of Exhibit C of this Agreement.

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 1(c) of Exhibit C of this Agreement.

“Restated Articles” shall mean the Third Amended and Restated Memorandum and Articles of Association of the Company in the form attached as Exhibit A to the Purchase Agreements, as amended from time to time.

“Relevant Period” means in relation to the Founder, the period during which he/she is directly or indirectly a shareholder, director, officer and/or employee (either a full-time employee or a part-time employee) and/or has any direct or indirect interest (legal or beneficial) in the capital of any of the Group Companies.

“Relevant Person” has the meaning ascribed to it in Section 13.2 of this Agreement.

“Reorganization” means the reorganization of the Group Companies pursuant to the Reorganization Memorandum.

“Reorganization Memorandum” means the reorganization memorandum with respect to the establishment of VIE structure attached to the shareholders’ meeting resolution of the PRC Affiliate on April 17, 2019.

“Restriction Period” means two (2) years after the expiration of the Relevant Period.

“Request Notice” has the meaning ascribed to it in Section 2(a) of Exhibit C of this Agreement.

Annex A

“Request Securities” has the meaning ascribed to it in Section 2(a) of Exhibit C of this Agreement.

“Restricted Ordinary Shareholder” has the meaning ascribed to it in Section 4.5 of this Agreement.

“Right of Participation” has the meaning ascribed to it in Section 3.1 of this Agreement.

“Right Participant” has the meaning ascribed to it in Section 3.4(b) of this Agreement.

“ROFR Holders” shall have the meaning ascribed to it in Section 4.2 of this Agreement.

“ROFR Holder’s First Refusal Notice” has the meaning ascribed to it in Section 4.2 of this Agreement.

“ROFR Holder’s First Refusal Period” has the meaning ascribed to it in Section 4.2 of this Agreement.

“SAT” means the State Administration of Taxation of the PRC.

“Second Participation Period” has the meaning ascribed to it in Section 3.5 of this Agreement.

“Second Participation Notice” has the meaning ascribed to it in Section 3.5 of this Agreement.

“Selling Preferred Shareholder” has the meaning ascribed to it in Section 4.9 of this Agreement.

“Selling Shareholder” has the meaning ascribed to it in Section 4.2 of this Agreement.

“Series A Preferred Share(s)” shall mean the series A-1 convertible preferred shares (“Series A-1 Preferred Shares”) and/or series A-2 convertible preferred shares (“Series A-2 Preferred Shares”), par value US$0.00002 per share.

“Series A-1 Issue Date” shall mean the date the PRC Affiliate received the onshore investment amount paid by the applicable holder of the Series A-1 Preferred Share Investors or its related parties in the case of Series A-1 Preferred Share.

“Series A-2 Issue Date” shall mean the date the PRC Affiliate received the onshore investment amount paid by the applicable holder of the Series A-2 Preferred Share Investors or its related parties in the case of Series A-2 Preferred Share.

“Series A-1 Issue Price” means US$ 0.2613 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A-1 Preferred Shares.

“Series A-2 Issue Price” means US$ 0.3693 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A-2 Preferred Shares.

Annex A

“Series B Issue Date” shall mean the date the PRC Affiliate received the onshore investment amount paid by the applicable holder of the Series B Preferred Share Investors or its related parties in the case of Series B Preferred Share.

“Series B Issue Price” means US$ 0.5751 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B Preferred Shares.

“Series B Preferred Share(s)” shall mean the Company’s series B convertible preferred shares, par value US$0.00002 per share.

“Series C Group Preferred Share(s)” shall mean the Company’s Series C Preferred shares and Series C-2 Preferred Shares.

“Series C Issue Date” shall mean the date the PRC Affiliate received the onshore investment amount paid by the applicable holder of the Series C Preferred Share Investors or its related parties in the case of Series C Preferred Share.

“Series C Issue Price” means US$ 0.9911 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Preferred Shares.

“Series C Preferred Share(s)” shall mean the Company’s series C convertible preferred shares, par value US$0.00002 per share.

“Series C-2 Investor” shall mean VIVO.

“Series C-2 Issue Date” means the date of the first issuance of a Series C-2 Preferred Share to the applicable holder of the Series C-2 Preferred Share.

“Series C-2 Issue Price” means US$ 0.9865 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C-2 Preferred Shares.

“Series C-2 Preferred Share(s)” shall mean the Company’s series C-2 convertible preferred shares, par value US$0.00002 per share.

“Series C-2 Purchase Agreements” has the meaning ascribed to it in the recitals of this Agreement.

“Series D Investor(s)” shall mean CICC, AVI, VIVO, ETP and GIANT.

“Series D Issue Date” means the date of the first issuance of a Series D Preferred Share to the applicable holder of the Series D Preferred Share.

“Series D Issue Price” means US$ 1.4642 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D Preferred Shares.

“Series D Preferred Share(s)” shall mean the Company’s series D convertible preferred shares, par value US$0.00002 per share.

Annex A

“Series D Preference Amount” has the meaning ascribed to it in Section 7.1(a) of this Agreement.

“Series D Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time, including any successor statutes.

“Shares” shall mean the Ordinary Shares and the Preferred Shares.

“Shareholders” shall mean the Ordinary Shareholders and the Preferred Shareholders (each a “Shareholder”), unless the text specifically indicates otherwise.

“Tax” shall mean (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Third Party Ordinance” has the meaning ascribed to it in Section 13.8 of this Agreement.

“Tianjin Kangyue” has the meaning ascribed to it in Schedule 3 of this Agreement.

“Tianjin Yuanjufu” has the meaning ascribed to it in Schedule 2 of this Agreement.

“Transfer” has the meaning ascribed to it in Section 4.1 of this Agreement.

“Transfer Notice” has the meaning ascribed to it in Section 4.2 of this Agreement.

“Violation” has the meaning ascribed to it in Section 7(a) of Exhibit C of this Agreement.

“VIVO” shall mean VIVO CAPITAL FUND IX, L.P..

“VIVO Director” has the meaning ascribed to it in Section 2.2(a)(i) of this Agreement.

“WFOE” is defined in introductory paragraph of this Agreement.

Annex A

EXHIBIT A

Notices

EXHIBIT B

Deed of Adherence

DEED OF ADHERENCE made on the [                    ] day of, [                    ]

BETWEEN:

(1)	Genetron Holdings Limited, a company incorporated in the Cayman Islands (the “Company”); and

(2)	Name of New Shareholder (the “New Shareholder”).

RECITALS:

(A)	On [ ] day of , the Company and its Shareholders entered into a Shareholders Agreement (the “Shareholders Agreement”) to which a form of this Deed is attached as Exhibit B.

(B)

The New Shareholder wishes to [be allotted/have transferred to him/her/it] [    ] shares (the “Shares”) in the capital of the Company [from [            ] (the “Old Shareholder”)] and in accordance with Section [    ] of the Shareholders Agreement has agreed to enter into this Deed.

(C)	The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.	Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.

Covenant. The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of a Shareholder holding the same class of shares as the Shares imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original Party to the Shareholders Agreement since the date thereof.

3.

Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Shareholders Agreement in each case as if the New Shareholder had been an original Party to the Shareholders Agreement since the date thereof.

4.

Governing Law. THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG, EXCEPT TO THE EXTENT THAT THE COMPANIES LAW OF CAYMAN ISLANDS BY ITS TERMS IS APPLICABLE.

Exhibit B

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

Genetron Holdings Limited(泛生子基因（控股）有限公司)

By:
Name: Wang Sizhen
Title: Director

[NAME OF NEW SHAREHOLDER]

By:
Name:
Title:

Exhibit B

EXHIBIT C

Registration Rights

1. Definitions. For purposes of this Exhibit C:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means: (1) Ordinary Shares of the Company issued or to be issued upon conversion of the Preferred Shares issued (A) under the Purchase Agreements and other share purchase agreements with respect to the Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series C-2 Preferred Shares; and (B) pursuant to the issuance of New Securities by the Company to the Investors pursuant to Section 3 hereof; (2) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (3) any other Ordinary Share owned or hereafter acquired by the Investors, including Ordinary Shares issued in respect of the Ordinary Shares described in (1)-(2) above upon any share split, share dividend, recapitalization or a similar event; and (4) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under this Exhibit C are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all Registrable Securities which are convertible into Ordinary Shares.

(d) Holder. For purposes of this Exhibit C, the term “Holder” means any Person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer, to whom the rights under this Exhibit C have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Preferred Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that (i) the Company shall in no event be obligated to register the Preferred Shares and that (ii) Holders of Registrable Securities will not be required to convert their Preferred Shares into Ordinary Share in order to exercise the registration rights granted hereunder, until immediately prior to the declaration of effectiveness of the registration statement for the offering to which the registration relates.

(e) Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor or comparable registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

Exhibit C

2. Demand Registration.

(a) Request by Holders. If the Company shall receive, at any time after the earlier of (i) March 31, 2021, or (ii) one hundred eighty (180) days after an IPO, a written request from the Holders of at least ten percent (10%) of the Registrable Securities, then outstanding that the Company files a registration statement under the Securities Act (other than Form F-3 or Form S-3) covering the registration of Registrable Securities pursuant to this Section 2 of Exhibit C, then the Company shall, within ten (10) Business Days after the receipt of such written request, give a written notice of such request (the “Request Notice”) to all Holders. The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Request Securities”) to the Company within ten (10) Business Days after receipt of the Request Notice. The Company shall thereafter use its best efforts to effect, as soon as practicable, the registration of the Request Securities, subject only to the limitations of this Section 2 of Exhibit C.

(b) Underwriting. If the Holders initiating the registration request under this Section 2 of Exhibit C (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 of Exhibit C and the Company shall include such information in the Request Notice referred to in Section 2(a) of Exhibit C. In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2 of Exhibit C, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro-rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced (x) by more than twenty percent (20%) and (y) unless all other securities are first entirely excluded from the underwriting and registration including all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company. Further, if, as a result of such underwriter cutback, the Holders cannot include in the IPO at least eighty percent (80%) of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the three (3) demand Registrations to which the Holders are entitled pursuant to this Exhibit C. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined herein.

Exhibit C

(c) Maximum Number of Demand Registrations. The Company shall have no obligation to effect more than three (3) registrations pursuant to this Section 2 of Exhibit C.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a registration statement pursuant to this Section 2 of Exhibit C, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e) Expenses. The Company shall pay all expenses (excluding only underwriting discounts and commissions relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 2 of Exhibit C, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. Each Holder participating in a registration pursuant to this Section 2 of Exhibit C shall bear such Holder’s proportionate share (based on the total number of shares of Registrable Securities sold in such registration other than for the account of the Company) of all discounts and commissions relating to the Registrable Securities sold by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay any expense of any registration proceeding begun pursuant to this Section 2 of Exhibit C if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2 of Exhibit C (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or if the registration proceeding is terminated for any reason not specifically covered by this Section 2(e), then the Company shall be required to pay all of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2 of Exhibit C.

Exhibit C

3. Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 of Exhibit C or Section 4 of Exhibit C of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 3 of Exhibit C is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 of Exhibit C shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro-rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s) at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

Exhibit C

(b) Expenses. The Company shall pay all expenses (excluding only underwriting and brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3 of Exhibit C, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3 of Exhibit C notwithstanding the cancellation or delay of the registration proceeding for any reason.

(c) Not Demand Registration. Registration pursuant to this Section 3 of Exhibit C shall not be deemed to be a demand registration as described in Section 2 of Exhibit C above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3 of Exhibit C.

4. Form S-3 or Form F-3 Registration. After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or Form F-3 or any comparable or successor form promptly and to maintain such qualification thereafter. If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders shall have a right to request in writing that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company shall perform the tasks set out in paragraphs (a) and (b) below:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the date on which the Company provides the notice contemplated by Section 4(a) of Exhibit C; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4 of Exhibit C:

(i) if Form S-3 or Form F-3 becomes unavailable for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price of less than US$1,000,000 to the public; or

(iii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3(a) of Exhibit C.

Exhibit C

(c) Expenses. The Company shall pay all expenses (excluding only underwriting or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 4 of Exhibit C, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 4 of Exhibit C notwithstanding the cancellation or delay of the registration proceeding for any reason.

(d) Maximum Frequency. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4 of Exhibit C.

(e) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 4 of Exhibit C, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(f) Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2 of Exhibit C above.

(g) Underwriting. If the requested registration under this Exhibit C is for an underwritten offering, the provisions of Section 2(b) of Exhibit C shall apply.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 4 of Exhibit C relating to a demand registration made pursuant to Section 2 of Exhibit C, such registration shall not constitute the use of a demand registration under Section 2 of Exhibit C.

5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as soon as practicable:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one (1) year or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever is earlier;

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

Exhibit C

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Exhibit C.

(f) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) Opinions and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) opinions, each dated as of such date, of the counsels representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 of this Exhibit C that the Holders shall furnish to the Company information regarding such Holders, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall reasonably be required to timely effect the Registration of their Registrable Securities.

Exhibit C

7. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4 of this Exhibit C:

(a) By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and its Affiliates, partners, officers, directors, employee, legal counsel, agent, any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii) any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder and its Affiliates, partners, officers, directors, employees, legal counsel, agents, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 7(a) of Exhibit C shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person of such Holder.

(b) By Selling Shareholders. To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who Controls the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in the Company’s reasonable reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity contained in this Section 7(b) of Exhibit C shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 7(b) of Exhibit C plus any amount under Section 7(e) of Exhibit C in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

Exhibit C

(c) Notice. Promptly after receipt by an indemnified party under this Section 7 of Exhibit C of notice of the commencement of any action, including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7 of Exhibit C, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 7 of Exhibit C to the extent the indemnifying party is prejudiced as a result thereof, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7 of Exhibit C.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

Exhibit C

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 7 of Exhibit C but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 of Exhibit C provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 7 of Exhibit C; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation as defined in Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 7 of Exhibit C shall survive for six (6) years after the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

8. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements, (ii) a copy of the most recent annual, interim, quarterly or other report of the Company and, (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

9. Termination of the Company’s Obligations. Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 2, 3 or 4 of this Exhibit C with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the consummation of a Qualified IPO, or (ii), if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

Exhibit C

10. No Registration Rights to Third Parties. Without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind, whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Exhibit C, or otherwise, relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

11. “Market Stand-Off” Agreement. Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement. The obligations of each Holder under this Section 11 of Exhibit C are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is satisfied that all directors, officers, and holders of 1% or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder within three (3) days and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including any director, officer, or holder of 1% or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder. The lock-up or standoff agreement shall expire no later than ninety (90) days after execution by the Holder if no underwritten public offering has occurred by the date of such execution. The Company may impose a stop-transfer restriction with respect to Registrable Securities that are that are subject to any such lockup or standoff agreement, but shall remove such restriction immediately upon the expiration or termination of such lockup or standoff agreement.

12. Public Offering Rights (Non-U.S. Offerings). If shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside of the United States for the account of any Ordinary Shareholder or other shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as—converted basis) then held by such Holder and all other shareholders of the Company selling in such offering) in such offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

Exhibit C

13. Re-sale Rights. The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to the Holder’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

Exhibit C